                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS




Shareowners and Board of Directors
Maytag Corporation

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Maytag Corporation Employee Stock Purchase Plan for Bargained For Employees of Maytag Corporation (Herrin) of our report dated January 22, 2002, with respect to the consolidated financial statements and schedule of Maytag Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                 ERNST & YOUNG LLP

Chicago, Illinois
March 6, 2003